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                                   EXHIBIT 99A

                        AGREEMENT REGARDING JOINT FILING

         The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of First Aviation Services Inc.

Dated:   February 25, 2000

CANPARTNERS INVESTMENTS IV, LLC,
A CALIFORNIA LIMITED LIABILITY COMPANY

BY:      CANPARTNERS INCORPORATED,
         A CALIFORNIA CORPORATION,
         AN AUTHORIZED MEMBER

By:  /s/ Joshua S. Friedman
    -------------------------------
Name:      Joshua S. Friedman
Title:     Vice President

CANYON CAPITAL ADVISORS LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By:  /s/ Joshua S. Friedman
    -------------------------------
Name:      Joshua S. Friedman
Title:     Managing Director

JOSHUA S. FRIEDMAN

 /s/ Joshua S. Friedman
-----------------------------

MITCHELL R. JULIS

 /s/ Mitchell R. Julis
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R. CHRISTIAN B. EVENSEN

 /s/ R. Christian B. Evensen
-----------------------------